Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated July 26, 2019, relating to our audit of the consolidated financial statements of U.S. Gold Corp and Subsidiaries for the year ended April 30, 2019, included in its Annual Report (Form 10-K) for the year ended April 30, 2019 as filed with the Securities and Exchange Commission, in U.S. Gold Corp’s Registration Statement on Form S-1 filed on June 12, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ KBL, LLP
New York, New York
June12, 2020